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                                 Exhibit 21.1

                     PACIFIC CENTURY FINANCIAL CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT


     Pacific Century Financial Corporation's organizational structure at December 31, 1997 follows. All of the subsidiaries are wholly owned except for those entities for which directors own qualifying shares. All the entities are consolidated with the immediate parent company.


PACIFIC CENTURY FINANCIAL CORPORATION  (Parent)
Bank Holding Company

Subsidiaries:

     PACIFIC CENTURY INSURANCE SERVICES, INC.
          Hawaii

     PACIFIC CENTURY SMALL BUSINESS INVESTMENT COMPANY, INC.
          Hawaii

     PACIFIC CENTURY AGENCY, INC.
          Hawaii

     PACIFIC CENTURY LIFE INSURANCE CORPORATION
          Arizona

     PACIFIC CENTURY BANK, N.A.
          Arizona

     CALIFORNIA UNITED BANK
          California

     BANCORP PACIFIC, INC.
          Delaware

     Subsidiaries:

     First Federal Savings & Loan Association of America
          Hawaii
     First Savings & Loan Association of America (Guam)
          Guam

          Subsidiary:

          Pacific Century Capital Corporation
               Guam
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BANK OF HAWAII

Subsidiaries:

     Bank of Hawaii International Corp., New York - (Edge Act Office)
          New York

     Bank of Hawaii International, Inc. - (Foreign Holding Company)
          Hawaii

     Subsidiaries/Affiliates:

          Bank of Hawaii-Nouvelle Caledonie (91.5%)
               New Caledonia

          Bank of Hawaii (PNG) Ltd. (100%)
               Papua New Guinea

          Banque de Tahiti (92.4%)
               French Polynesia

          Bank of Tonga (30%)
               Tonga

          Banque d'Hawaii (Vanuatu), Ltd. (100%)
               Vanuatu

          National Bank of Solomon Islands (51%)
               Solomon Islands

          Pacific Commercial Bank, Ltd. (43%)
               Samoa

     Pacific Century Investment Services, Inc.
          Hawaii

     Pacific Century Leasing, Inc. (Parent) - (Leasing)
          Hawaii

     Subsidiaries:

          Arbella Leasing Corp.
               Delaware
          Pacific Century Leasing International, Inc.
               Delaware
          BNE Airfleets Corporation
               Barbados
          S.I.L., Inc.
               Delaware

     Bankoh Corporation (fka Hawaiian Hong Kong Holdings, Ltd.)
          Hawaii

     Pacific Century Advisory Services, Inc. - (Advisory
     Services)
          Hawaii

     Pacific Century Insurance Agency, Inc. - (Insurance)
          Hawaii

     Realty and Mortgage Investors of the Pacific, Ltd. - (Real Estate Lending)
          Delaware